To the Shareholders and Board
of Trustees of Berger/BIAM
Worldwide Funds Trust


In planning and performing our
audit of the financial statements
of Berger/BIAM Worldwide Funds
Trust (the "Trust") for the year
ended September 30, 1997, we
considered its internal control,
including control activities for
safeguarding securities, in order
to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
not to provide assurance on internal
control.

The management of the Trust is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of
control activities.  Generally,
control activities that are relevant
to an audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with generally accepted
accounting principles.  Those
control activities include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations
in internal control, errors or
irregularities may occur and not
be detected.  Also, projection
of any evaluation of internal
control to future periods is subject
to the risk that it may become
inadequate because of changes in
conditions or that the effectiveness
of the design and operation may
deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards established
by the American Institute of Certified
Public Accountants.  A material
weakness is a condition in which the
design or operation of any specific
internal control components does not
reduce to a relatively low level the
risk that errors or irregularities
in amounts that would be material in
relation to the financial statements
being audited may occur and not be
detected within a timely period by
employees in the normal course of
performing their assigned functions.
However, we noted no matters
involving internal control, including
control activities for safeguarding
securities, that we consider to be
material weaknesses as defined
above as of September 30, 1997.

This report is intended solely for
the information and use of management
and the Board of Trustees of
Berger/BIAM Worldwide Funds Trust
and the Securities and Exchange Commission.


Price Waterhouse LLP
Denver, Colorado
November 11, 1997